UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COGNEX CORPORATION

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COGNEX CORPORATION

One Vision Drive

Natick, Massachusetts 01760

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2023

March 21, 2023

On March 17, 2023, Cognex Corporation (“Cognex”) filed a definitive proxy statement (the “Proxy Statement”) relating to its 2023 Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Wednesday, May 3, 2023, at Cognex’s headquarters located at One Vision Drive, Natick, Massachusetts 01760, and at any adjournments or postponements of that meeting. This supplement (this “Supplement”) to the Proxy Statement supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

Proposal 2 of the Proxy Statement requests that Cognex shareholders approve the Cognex Corporation 2023 Stock Option and Incentive Plan (the “2023 Plan”), which was approved by the Company’s Board of Directors on February 15, 2023. This Supplement provides shareholders with the following additional information regarding Proposal 2:

As of March 20, 2023, there were stock options to acquire 9,331,462 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $51.14 and a weighted average remaining term of 6.56 years. In addition, as of March 20, 2023, there were 1,426,623 unvested full value awards with time-based vesting and 79,111 unvested full value awards with performance-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards were outstanding under our equity compensation plans as of March 20, 2023. As of March 20, 2023, there were 12,144,908 shares of common stock (the “Unallocated Pool”) available for awards under the Cognex Corporation 2001 General Stock Option Plan, as amended and restated (the “2001 Plan”) and the Cognex Corporation 2007 Stock Option and Incentive Plan, as amended and restated (the “2007 Plan” and, together with the 2001 Plan, the “Prior Plans”). Cognex will not grant any additional awards from the Unallocated Pool under the Prior Plans following March 20, 2023, assuming the 2023 Plan is approved by our shareholders at the 2023 Annual Meeting of Shareholders and becomes effective.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COGNEX CORPORATION 2023 STOCK OPTION AND INCENTIVE PLAN.

If you have already submitted your proxy or instructed your broker, bank or other agent how to vote your shares, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and common stock represented thereby will be voted at the meeting in accordance with your instructions unless revoked. You may revoke your proxy at any time before your proxy is voted at the meeting by: (1) giving written notice of revocation of your proxy to the Secretary of Cognex; (2) completing and submitting a new proxy card relating to the same shares and bearing a later date; (3) properly casting a new vote through the Internet or by telephone at any time before the closure of the Internet or telephone facilities; or (4) voting in person at the meeting, although meeting attendance will not, by itself, revoke a proxy. If a broker, bank or other similar organization holds your shares, you must contact them in order to find out how to revoke or change your vote.

SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY COGNEX WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE MAKING ANY VOTING DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.